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                                                                    Exhibit 23.2



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999, with respect to the financial statements of Prime Vision Health, Inc. and Subsidiaries included in the Proxy Statement of Opticare Health Systems, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Opticare Health Systems, Inc. for the registration of 6,250,000 shares of its common stock.



/s/ Ernst & Young LLP



Raleigh, North Carolina
May 10, 2000